EXHIBIT 10.1
CALL OPTION AGREEMENT
This Call Option Agreement (this “Option Agreement”) is made and entered into as of November 19, 2024, by and between Ibex Limited, an exempted company incorporated in Bermuda (the “Company”), on the one hand, and The Resource Group International Limited, an exempted company incorporated in Bermuda (“TRGI”) on the other hand, with respect to common shares, par value $0.0001 per share, of the Company (each a “Company Share” and collectively, the “Company Shares”). TRGI and the Company are referred to herein individually as a “party” and collectively as “parties”.
WHEREAS, concurrently herewith, TRGI and the Company entered into a Purchase Agreement, pursuant to which TRGI sold to the Company, and the Company purchased from TRGI, 3,562,341 Company Shares (such transaction, the “Repurchase”);
WHEREAS, immediately following the consummation of the Repurchase, TRGI directly owns of record 1,786,091 issued and outstanding Company Shares; and
WHEREAS, in connection with the Repurchase, TRGI desires to grant to the Company an option to purchase each other Company Share “beneficially owned” (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by TRGI, directly or indirectly, from time to time whether now or in the future, on the terms and conditions set forth in this Option Agreement.
NOW, THEREFORE, in consideration of the foregoing premises and the covenants, agreements and representations and warranties contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Call Option.
a.Grant. TRGI hereby grants to the Company an irrevocable option (the “Call Option”) to purchase, subject to the terms hereof, free and clear of all Liens (as defined below), each Company Share beneficially owned by TRGI, directly or indirectly, at such time, whether now or in the future, at the Exercise Price per share (as defined below) payable in cash.
b.Exercise Period. The Company may exercise the Call Option at any time and from time to time but no more frequently than once in any seven (7) calendar day period, prior to November 18, 2028, but only if a TRGI Change of Control (as defined below) occurs on or prior to the date of such exercise.
c.Notice of Exercise. If the Company wishes to exercise the Call Option, it shall send to TRGI a written notice (the date of such notice being herein referred to as the “Exercise Date”), in substantially the form attached hereto as Exhibit A (the “Exercise Notice”), specifying (i) the number of the Company Shares that the Company wishes to purchase from TRGI; (ii) the applicable Exercise Price; and (iii) a date that is no earlier than two (2) trading days but no later than five (5)

trading days after the Exercise Date for the closing of the Company’s purchase of the Company Shares (the “Closing Date”).
d.Exercise Price. The Exercise Price per share for the Call Option shall be equal to the volume weighted average trading price of a Company Share on the Nasdaq Global Market during the thirty (30) days immediately prior to the Exercise Date (the “Exercise Price”). The Exercise Price shall be paid by wire transfer in immediately available funds to an account specified by TRGI in Exhibit C or such other account prior thereto.
e.Delivery and Assignment of Company Shares. On the Closing Date, simultaneously with payment to TRGI of the aggregate Exercise Price for all Company Shares specified for repurchase in the Exercise Notice, TRGI shall assign such number of the Company Shares specified in the Exercise Notice to the Company, pursuant to a stock power substantially in the form attached hereto as Exhibit B.
f.When Exercise Effective. Upon the payment to TRGI of the aggregate Exercise Price for all Company Shares specified for repurchase in the Exercise Notice, the Company shall be deemed to be the holder of record of the number of the Company Shares specified in the Exercise Notice, even if an assignment or stock power for such Company Shares shall not then have been delivered to the Company.
2.Definitions.
a.A “TRGI Change of Control” shall be deemed to occur if and only if, without the Company’s prior written consent:
i.the Chief Executive Officer or President at TRGI is left unfilled for a period of time greater than twenty (20) calendar days, or is filled by a person other than a director or officer of TRGI in place as of the consummation of the Repurchase or one of the Continuing Directors (as defined below);
ii.unless approved by a majority of the Continuing Directors, any person or group becomes the beneficial owner (as the term is defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of 50% or more of the total voting power represented by TRGI’s then outstanding voting securities (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire voting securities), other than a person who holds such beneficial ownership as of the consummation of the Repurchase;
iii.unless approved by a majority of the Continuing Directors, the stockholders of TRGI shall approve (i) any consolidation or merger of

TRGI in which TRGI is not the continuing or surviving corporation (other than a merger of TRGI in which equity holders of TRGI immediately prior to the merger have the same proportionate equity ownership of the surviving corporation immediately after the merger as immediately before), or pursuant to which common stock of TRGI would be converted into cash, securities or other property, or (ii) any sale, lease exchange or other transfer (in one transaction or a series of related transactions) of a majority of the Company Shares held by TRGI, as measured immediately after the Repurchase;
iv.there shall have been a change in the composition of the board of directors of TRGI (“TRGI Board”) such that Continuing Directors cease for any reason to constitute at least a majority of the TRGI Board (excluding any vacant seats on the TRGI Board from both the numerator and denominator in calculating such majority); or
v.the execution by TRGI of an agreement to which TRGI is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above.
b.“Continuing Directors” means those members of the TRGI Board who either were directors at the date of this Option Agreement or were elected by or on the nomination of at least a majority of the then-existing Continuing Directors.
3.Other Covenants.
a.Transfer of Company Shares by TRGI. TRGI may transfer Company Shares to any affiliate of TRGI; provided that, such transferee shall assume in writing all obligations, liabilities, and waivers of TRGI hereunder. TRGI may transfer Company Shares to any non-affiliate of TRGI in a bona fide, arm’s-length transaction that is not designed with the primary intention of circumventing the terms of this the Option Agreement, and any such transferred Company Shares shall no longer be subject to the terms of this Option Agreement. Any transfer made in violation of this Section 3.a. shall be void ab initio.
b.Tax Certification. TRGI shall provide, in form and substance reasonably satisfactory to the Company, a properly completed and executed IRS Form W-9 or W-8 in respect of TRGI.
c.Term. This Option Agreement shall automatically terminate on November 18, 2028.
d.Exemption from Section 16(b). At any time upon TRGI’s reasonable request, including if the Company exercises the Call Option at any time during which TRGI is an “insider” of the Company subject to Section 16(b) of the Exchange Act and the rules and regulations thereunder (including during any applicable six-

month “tail” period thereafter), the Company shall request its Board of Directors to approve such transaction as an “acquisition from the issuer” or a “disposition to the issuer,” as applicable, pursuant to Rule 16b-3 under the Exchange Act.
4.Representations and Warranties of TRGI. TRGI hereby makes the following representations and warranties to the Company as of the date hereof and as of each Closing Date:
a.Existence; Authority. TRGI is a Bermuda corporation duly organized, validly existing and in good standing under the laws of Bermuda. TRGI has all requisite corporate power and authority to execute and deliver this Option Agreement, to perform its obligations hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Option Agreement.
b.Enforceability. This Option Agreement has been duly and validly executed and delivered by TRGI, and, assuming due and valid authorization, execution and delivery by the Company, this Option Agreement will constitute a legal, valid and binding obligation of TRGI, enforceable against such person in accordance with its terms, except as such enforceability may be affected by bankruptcy, insolvency, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles.
c.Ownership. TRGI is the record and beneficial owner of the Company Shares free and clear of any and all mortgages, pledges, encumbrances, liens, security interests, options, charges, claims, deeds of trust, deeds to secure debt, title retention agreements, rights of first refusal or offer, limitations on voting rights, proxies, voting agreements, limitations on transfer or other agreements or claims of any kind or nature whatsoever (collectively, “Liens”). TRGI has full power and authority to transfer full legal and beneficial ownership of the Company Shares to the Company, and TRGI is not required to obtain the consent or approval of any person or governmental agency or organization to effect the transfer of the Company Shares.
d.Good Title Conveyed. All Company Shares held by or on behalf of TRGI are free and clear of any and all Liens and good, valid and marketable title to such Company Shares will effectively vest in the Company on the Closing Date.
5.Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to TRGI as of the date hereof and as of each Closing Date:
a.Existence; Authority. The Company is a Bermuda corporation duly organized, validly existing and in good standing under the laws of Bermuda. The Company has all requisite corporate power and authority to execute and deliver this Option Agreement, to perform its obligations hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Option Agreement.
b.Enforceability. This Option Agreement has been duly and validly executed and delivered by the Company, and, assuming due and valid authorization, execution and delivery by the Company, this Option Agreement will constitute a legal, valid and binding obligation of the Company, enforceable against such person in accordance with its terms, except as such enforceability may be affected by bankruptcy, insolvency, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles.
6.Miscellaneous.
a.Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given if so given) by hand delivery, mail (registered or certified, postage prepaid, return receipt requested) or electronic mail to the respective parties hereto addressed as follows:
If to the Company:
Ibex Limited
1717 Pennsylvania Ave NW
Suite 825
Washington DC 20006
Attention: Christy O’Connor, Chief Legal Officer
Email: christy.oconnor@ibex.co
With a copy to (which shall not constitute notice):
Gibson, Dunn & Crutcher LLP
3161 Michelson Drive
Irvine, CA 92612-4412
Attention: David C. Lee
E-mail: DLee@GibsonDunn.com
If to TRGI:
The Resource Group International Limited
1717 Pennsylvania Ave NW
Suite 825
Washington DC 20006
Attention: Pat Costello
Email: Pat.Costello@trgworld.com

With a copy to (which shall not constitute notice):
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention: Adam Fleisher
Email: afleisher@cgsh.com

b.Specific Performance. The parties acknowledge and agree that the other party would be irreparably injured by a breach of this Option Agreement and that money damages are an inadequate remedy for an actual or threatened breach of this Option Agreement. Accordingly, the parties agree to the granting of specific performance of this Option Agreement and injunctive or other equitable relief as a remedy for any such breach or threatened breach, without proof of actual damages, and further agree to waive any requirement for the securing or posting of any bond in connection with any such remedy. Such remedy shall not be deemed to be the exclusive remedy for a breach of this Option Agreement but shall be in addition to all other remedies available at law or equity.
c.No Waiver. Any waiver by any party hereto of a breach of any provision of this Option Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Option Agreement. The failure of a party hereto to insist upon strict adherence to any term of this Option Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Option Agreement. No waiver shall be effective unless done in writing signed by duly authorized representatives of the parties hereto.
d.Severability. If any term, provision, covenant or restriction of this Option Agreement is held by a court of competent jurisdiction or other authority to be invalid or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Option Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding. The parties agree that the court making any such determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of, delete specific words or phrases in, or replace any such invalid or unenforceable provision with one that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable provision, and this Option Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.
e.Successors and Assigns. This Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that this Option Agreement (and any of the rights, interests or obligations of any party hereunder) may not be assigned by any party without the prior written consent of the other parties hereto. Any purported assignment of a party’s rights under this Option Agreement in violation of the preceding sentence shall be null and void.
f.Entire Agreement; Amendments. This Option Agreement (including any Exhibits hereto, if any) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and, except as expressly set forth herein, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. This Option Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective permitted successors or assigns.
g.Headings. The section headings contained in this Option Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Option Agreement.
h.Governing Law. This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to choice of law principles thereof that would cause the application of the laws of any other jurisdiction.
i.Submission to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the federal or state courts of the State of New York (the “Chosen Courts”) in the event any dispute arises out of this Option Agreement or the transactions contemplated herein, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Option Agreement or the transactions contemplated herein in any court other than the Chosen Courts, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (e) irrevocably consents to service of process by a reputable overnight delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law.
j.Counterparts; Facsimile. This Option Agreement may be executed in counterparts, including by facsimile or PDF electronic transmission, including DocuSign, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.
k.Further Assurances. Upon the terms and subject to the conditions of this Option Agreement, each of the parties hereto agrees to execute such additional documents, to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate or make effective, in the most expeditious manner practicable, the transactions contemplated herein.
l.Interpretation. The parties acknowledge and agree that this Option Agreement has been negotiated at arm’s length and among parties equally sophisticated and knowledgeable in the matters covered hereby. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Option Agreement against the party that has drafted it is not applicable and is hereby waived.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Option Agreement to be duly executed as of the day and year first written above.
IBEX LIMITED
By: /s/ Robert T. Dechant
Name: Robert T. Dechant
Title: Chief Executive Officer and President

THE RESOURCE GROUP INTERNATIONAL LIMITED

By: /s/ Hasnain Aslam
Name: Hasnain Aslam
Title: Chief Investment Officer and Director

[Signature Page to Option Agreement]

EXHIBIT A
FORM OF EXERCISE NOTICE
___________, 20__ (the “Exercise Date”)
The Resource Group International Limited
Attention: Pat Costello, General Counsel
Re: Call Option Agreement, dated as of November 19, 2024, by and between The Resource Group International Limited, an exempted company incorporated in Bermuda, and Ibex Limited, an exempted company incorporated in Bermuda (the “Option Agreement”)
Ladies and Gentlemen:
1.    We refer to the above-referenced Option Agreement. Terms defined in the Option Agreement have the same meaning herein.
2.    We hereby exercise our Call Option to purchase from you [state the number] Company Shares at the Exercise Price of U.S.$[__], for an aggregate amount of U.S.$[__].
3.    The Closing Date shall be [state the applicable Closing Date].

IBEX LIMITED,
an exempted company incorporated in Bermuda
By:
Name:
Title:

Exhibit A

EXHIBIT B
FORM OF STOCK POWER
FOR VALUE RECEIVED, the undersigned does hereby sell, assign, and transfer to Ibex Limited [_______] common shares, par value $0.0001 per share, of Ibex Limited, an exempted company incorporated in Bermuda (the “Company Shares”). The undersigned does hereby irrevocably constitute and appoint ____________________________ as its true and lawful attorney to transfer or assign such Company Shares, and for that purpose to make and execute all necessary acts of assignment and transfer thereof, with full power of substitution in the premises.
Dated:
THE RESOURCE GROUP INTERNATIONAL LIMITED,
an exempted company incorporated in Bermuda
By:
Name:
Title:

Exhibit B

EXHIBIT C
TRGI Wire Information

[Omitted.]

Exhibit C